Exhibit 10.4

April 21, 2020

Krystina Jones

Dear Krystina,

As part of the Salary Exchange Plan put it place during the COVID-19 global pandemic, your base salary will be temporarily reduced in exchange for an Options and RSU award, approved by the Board of Directors of KLDiscovery Inc.

This change is effective from April 23, 2020 and will be reflected starting on the May 8, 2020 paycheck and will continue through the July 31, 2020 paycheck.

Current annualized salary:  $575,000

Calculated bi-weekly amount (annualized salary/26):  $22,115

New temporary annualized salary:  $460,000

New temporary calculated bi-weekly amount (annualized salary/26):  $17,692

Temporary % change:  20%

Value of your pay change for 3 months:  $28,750

Number of awarded Options:  7,209

Number of awarded RSUs:  2,381

Total value of Options/RSU on date of grant:  $35,946

Additionally, you have agreed to forego and waive your entitlement to certain commissions under the 2019 Sales Commission Plan amounting to $113,192 given your contribution to support employees in the US with base salaries under $75,000 so they would not experience a pay change during the Salary Exchange Plan.  In return, you were awarded the following additional Options and RSUs.

Number of awarded Options:  22,704

Number of awarded RSUs:  7,497

Total value of Options/RSU on date of grant:  $113,192

All other terms and conditions of your employment remain unchanged.

To confirm your acceptance of the pay change, please sign and return this letter.

Sincerely,

/s/ Lindsey Hammond

Lindsey Hammond

Sr. Director, Global Talent

KLDiscovery Ontrack, LLC

8201 Greensboro Drive, Suite 300kldiscovery.com

McLean, VA 22102

___________________________________________________________________________

I accept the above change to my base salary and acknowledge that this change is now part of my employment agreement.

Signature/s/ Krystina Jones

Date5/7/2020

2

KLDiscovery Ontrack, LLC

8201 Greensboro Drive, Suite 300kldiscovery.com

McLean, VA 22102